News

For immediate release
NYSE: BWS

Brown Shoe Acquires American Sporting Goods Corporation
Adds well-known athletic footwear brands to comfort, fitness offerings for active consumers
Company to hold conference call to discuss this acquisition Friday, February 18 at 9 a.m. ET

ST. LOUIS and ALISO VIEJO, CA, February 17, 2011 – Brown Shoe Company, Inc. (NYSE:BWS, www.brownshoe.com) and American Sporting Goods Corporation (“ASG”) today announced that Brown Shoe has acquired ASG, a leading designer, manufacturer and marketer of athletic footwear, for $145 million in cash plus assumed net debt.  This acquisition broadens Brown Shoe’s reach with consumers seeking healthier lifestyles by complementing its fitness and comfort offerings with global performance athletic brands recognized for delivering a strong value proposition through innovative footwear, including Avia®, rykä ® and AND1®.

“Acquiring ASG adds the critical element of performance athletic footwear to our comfort and fitness offerings, better positioning Brown Shoe to meet consumer demand for products that support active and healthy lifestyles.  We also gain talent with capabilities that can be applied across our enterprise – designers skilled in creating technical athletic footwear as well as sales and leadership teams experienced in reaching retail partners and consumers within the healthy living trend.  Moreover, with the backing of Brown Shoe’s strong balance sheet, sourcing organization, technology platform and other resources, the entire ASG family of brands will have additional opportunities for growth and increased market share,” said Brown Shoe President and Chief Operating Officer Diane Sullivan.

For its most recently completed fiscal year, ASG  achieved net sales of $232 million, the majority of which was attributed to its Avia, rykä and AND1 brands, with estimated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $29.6 million*.  Brown Shoe expects accretion of $0.10 - $0.12 per diluted share in 2011, excluding the impact of certain purchase accounting adjustments as well as transaction and integration costs.

The transaction will be funded at closing entirely through borrowings under Brown Shoe’s revolving credit agreement, which has been upsized by $150 million to $530 million by exercising the designated event accordion, while still providing for access to an additional $150 million accordion.

The ASG team will remain in its Aliso Viejo, California offices and report to Mark Lardie, Brown Shoe Division President – Wholesale.  ASG Chief Executive Officer Jerry Turner will remain with Brown Shoe as a consultant for one year to assist Lardie with the transition and integration of the two companies.

“Through this acquisition, we gain valuable insight from a strong management team and a company with a heritage of connecting footwear brands with customers, which we expect will lead to the continued success and expansion of the ASG family of brands that we have built over decades.  Brown Shoe is recognized for its ability to develop, grow and market footwear brands in a consumer-focused way, and this was at the core of our decision to make American Sporting Goods part of the Brown Shoe family,” said Turner.

ASG company sales ranked seventh in the U.S. performance athletic footwear market for the calendar year 2010, according to the NPD’s POS Tracking Service.  Its key brands include Avia athletic shoes for men, women and children, rykä women’s fitness footwear and AND1 basketball shoes for men and boys.  Avia has a more than 30-year history of offering technical running, walking and fitness footwear featuring innovative technology at a value.  Its offerings appeal to hard-core runners and casual walkers alike.  rykä is a women’s fitness and lifestyle brand created to accommodate the unique needs of a woman’s physiology.  The brand embraces healthy lifestyles and celebrating women by maintaining alliances throughout the women’s fitness community, and counts daytime television’s Kelly Ripa as a partner.  AND1 is a men’s performance basketball and lifestyle brand that caters to basketball participants and enthusiasts.  The brand’s global appeal is driven by its authentic heritage in the sport and advanced technology features to enhance players’ game.

*ASG financial results for its most recently completed fiscal year, ended December 31, 2010, are preliminary and unaudited.

Conference Call
Brown Shoe will hold a conference call to discuss this acquisition tomorrow morning February 18 at 9:00 Eastern Time.  While participation in the question-and-answer session of the call will be limited to institutional analysts and investors, retail brokers and individual investors are invited to attend via a live webcast at www.brownshoe.com/investor or www.earnings.com (at the website, type in the BWS ticker symbol to locate the broadcast) or to dial in using the following numbers: US/Canada  (866) 308-5110  or  International (706) 758-4541, passcode 44698192.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains certain forward-looking statements, including without limitation, the statements regarding American Sporting Goods Corporation’s (ASG) business and financial outlook and the benefits to Brown Shoe of the acquisition of ASG. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) potential disruption to Brown Shoe’s business and operations as it integrates ASG into its business; (iii) potential disruption to Brown Shoe’s business and operations as it implements its information technology initiatives; (iv) Brown Shoe’s ability to utilize its new information technology system to successfully execute its strategies, including integrating ASG’s business; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China, where ASG has manufacturing facilities and both ASG and Brown Shoe rely heavily on third-party manufacturing facilities for a significant amount of their inventory; (ix) the ability to recruit and retain senior management and other key associates; (x) the ability to attract and retain licensors and protect intellectual property rights; (xi) the ability to secure/exit leases on favorable terms; (xii) the ability to maintain relationships with current suppliers; (xiii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; (xiv) the ability to source product at a pace consistent with increased demand for footwear; and (xv) the impact of rising prices in a potentially inflationary global environment.  Brown Shoe’s reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption “Risk Factors” in Item 1A of Brown Shoe’s Annual Report on Form 10-K for the year ended January 30, 2010, which information is incorporated by reference herein and updated by Brown Shoe’s Quarterly Reports on Form 10-Q. Brown Shoe does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

 About Brown Shoe Company, Inc.
Brown Shoe is a $2.5 billion global footwear company.  Brown Shoe’s Retail division operates Famous Footwear, a leading family branded footwear destination with over 1,100 stores nationwide and e-commerce site FamousFootwear.com, approximately 260 specialty retail stores in the U.S., Canada, and China primarily under the Naturalizer brand name, and footwear e-tailer shoes.com. Through its wholesale divisions, Brown Shoe designs and markets leading footwear brands including Naturalizer, Dr. Scholl's, Franco Sarto, LifeStride, Etienne Aigner, Sam Edelman, Via Spiga, Vera Wang Lavender and Buster Brown.  Brown Shoe press releases are available on the Company's website at www.brownshoe.com.

Contacts:
For investors:	For media:
Mark Hood, Brown Shoe	Erin Conroy, Brown Shoe
314.854.4124	718.913.0960
mhood@brownshoe.com	econroy@brownshoe.com